CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the use of our report dated December 19, 1997 on the statements of assets and liabilities of the Westport Fund and the Westport SmallCap Fund, each a series of shares of the Westport Funds. Such financial statements are included in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of the Westport Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                             /s/ Tait, Weller & Baker

                                             TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
Decmeber 19, 1997